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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Brooktrout, Inc. on Form S-8 of our reports dated February 8, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K, as amended, of Brooktrout, Inc. for the year ended December 31, 2000.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts

December 28, 2001